EXHIBIT 10.2

                            INVESTOR RIGHTS AGREEMENT


         THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is dated as of November 12, 2004 by and among (i) NxtPhase T&D Corp., a Canadian corporation (the "Company"), (ii) Perseus 2000, L.L.C., a Delaware limited liability company ("Perseus"), (iii) El Dorado Investment Company, an Arizona corporation ("El Dorado"), (iv) GE Capital Equity Holdings, B.V., a company incorporated under the laws of Netherlands ("GE"), (v) Working Opportunity Fund (EVCC) Ltd., a British Columbia corporation ("WOF"), (vi) Hydro-Quebec Capitech Inc., a Quebec corporation ("HQC"), (vii) Canadian Science and Technology Growth Fund Inc., a Canadian corporation ("CSTGF"), and (viii) OPG Ventures Inc., an Ontario corporation ("OPG"). Each of Perseus, El Dorado, GE, WOF, HQC, CSTGF and OPG are sometimes referred to herein as a "Stockholder" and collectively as the "Stockholders." Certain terms used in this Agreement are defined in Exhibit A hereto.

                                 R E C I T A L S

A. Each of the Stockholders has made an investment in the Company by acquiring, by payment of cash consideration or the exchange of debt, or both, the Company's Class A Preferred Shares (the "Class A Preferred").

B. In connection with such purchase of the Class A Preferred, and to induce the Stockholders to consummate such purchase of the Class A Preferred, the Company has agreed to enter into this Agreement and to grant to the Stockholders the rights set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the Stockholders and the Company (collectively, the "Parties") agree as follows:

1. MANAGEMENT OF THE COMPANY.

1.1. Representation. From and after the date hereof, each Stockholder shall vote all of the voting securities of the Company over which such Stockholder has voting control so as to effect the following:

(a) The authorized number of directors of the Company's Board of Directors (the "Board") shall be established at five members.

(b) The following persons shall be elected to the Board at each election of directors, which shall occur annually, during the term of this Agreement:

                           (i) Three persons (the "Perseus Designees")
designated by Perseus;

(ii)     One person designated by El Dorado ("El Dorado Designee"); and

(iii) One person designated by the holders of the Company's capital stock, on an as-converted basis, which person shall be the incumbent Chief Executive Officer of the Company.

(c) At any time, any Perseus Designee or El Dorado Designee may be removed from the Board (and thereupon from all committees thereof), with or without cause, at the written request of the Stockholder or Stockholders that designated such director in accordance herewith.

(d) In the event that any person designated to serve on the Board hereunder for any reason ceases to serve as a director of the Board or any committee thereof during such director's term of office, the resulting vacancy on the Board or any Committees shall be filled by a person designated by the Stockholder or Stockholders that designated the director vacating the office in accordance herewith.

1.2. Insurance. The Company shall at all times maintain insurance for its officers and directors, in an amount equal to or greater than US$1,000,000.

2.       REGISTRATION RIGHTS.

2.1.     Definitions. For purposes of this Section 2:

                  "Commencement Date" means the 180th day after the date on which the Company consummates its initial public offering of securities under the Securities Act.

                  "Commission" means the Securities and Exchange Commission or any successor thereto.

                  "Demand Holder" means (i) a Stockholder, (ii) the partners, members or stockholders of a Stockholder collectively provided that such partners, members or stockholders act through such Stockholder or its successor, and (iii) any person or entity to whom a Stockholder or any person or entity identified in clause (ii) of this definition sells, transfers or assigns at least 100,000 shares of the Company's Registrable Securities as adjusted for stock dividends, stock splits, recapitalizations and the like, other than in a sale pursuant to Rule 144 under the Securities Act or a registration effected pursuant to this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

                  "Holder" means (i) a Stockholder, (ii) the partners, members or stockholders of a Stockholder collectively provided that such partners, members or stockholders act through such Stockholder or its successor, and (iii) any person or entity to whom a Stockholder or any person or entity identified in clause (ii) of this definition sells, transfers or assigns at least 100,000 shares of the Company's Registrable Securities as adjusted for stock dividends, stock splits, recapitalizations and the like, other than in a sale pursuant to Rule 144 under the Securities Act or a registration effected pursuant to this Agreement.

                  "Long-Form Registration" means a registration effected on any form approved by the Commission other than a Form S-3 or any other form that provides for future incorporation by reference of information from reports filed by the registrant under the Exchange Act, and qualification for distribution of all or part of the Registrable Securities by long-form prospectus in each of the provinces of Canada.

                  "Register," "registered," and "registration" refer to an underwritten registration effected by preparing and filing with the Commission a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document, and in Canada the filing and receipt of a prospectus in each province of Canada.

                  "Registration Expenses" means all expenses incurred in connection with the Company's performance of or compliance with its obligations under this Section 2, including, without limitation, all (i) registration, qualification and filing fees; (ii) fees, costs and expenses of compliance with securities or blue sky laws (including reasonable fees, expenses and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters in a registration may designate, subject to the limitation as set forth in subsection (h) of Section
2.5 hereof); (iii) printing expenses; (iv) messenger, telephone and delivery expenses; (v) fees, expenses and disbursements of counsel for the Company and of all independent certified public accountants retained by the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance); (vi) Securities Act liability insurance if the Company so desires; (vii) fees, expenses and disbursements of any other individuals or entities retained by the Company in connection with the registration of the Registrable Securities; (viii) fees, costs and expenses incurred in connection with the listing of the Registrable Securities on each national securities exchange or automated quotation system on which the Company has made application for the listing or quotation of its Common Stock; and (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and expenses of any annual audit). Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale of Registrable Securities, or counsel fees and any other expenses incurred by Holders in connection with any registration that are not specified in the immediately preceding sentence.

                  "Registrable Securities" means (i) any shares of Common Stock of the Company owned by any Holder or that may be acquired by any Holder upon the conversion of any convertible security or the exercise of any warrant or option owned by any Holder, but only to the extent such shares constitute "restricted securities" under Rule 144 under the Securities Act, and (ii) any shares of Common Stock issued or issuable pursuant to securities issued with respect to or in exchange for the securities referenced in section (i) above upon any stock split, stock dividend, recapitalization, substitution, or similar event, but only to the extent such shares constitute "restricted securities" under Rule 144 of the Securities Act, or in Canada, only to the extent a trade of those shares of Common Stock by the Holder would constitute a distribution or deemed distribution for the purposes of the securities laws of a province of Canada, excluding in all cases, however, any Registrable Securities sold in a transaction in which the rights under this Section 2 are not assigned.

                  "Requestor" means the Demand Holder or Demand Holders requesting the registration in question. Actions taken by the Requestor shall be taken by those Demand Holders making such request who hold a majority of the Registrable Securities held by such Demand Holders.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

                  "Short-Form Registration" means a registration effected on a Form S-3 or any other form that provides for future incorporation by reference of information from reports filed by the registrant under the Exchange Act, or if available, a short-form prospectus in each province of Canada under the rules for pricing of offerings after the prospectus is receipted or otherwise.

2.2. Demand Registrations.

(a) Request for Registration. If at any time after the Commencement Date one or more Demand Holders (who in the case of a Long-Form Registration hold in the aggregate at least 50% of the Registrable Securities then held by all Demand Holders) submits a written request (a "Demand Notice") to the Company that the Company register Registrable Securities under and in accordance with the Securities Act (a "Demand Registration"), then the Company shall:

                           (i) within five days after receipt of such Demand
Notice, give written notice of
the proposed registration to all other Holders; and

                           (ii) as soon as practicable, use diligent efforts to
effect such registration as
may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in written requests received by the Company within 20 days after the date the Company mails the written notice referred to in clause (i) above.

             Notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed on or before the date filing would be required in connection with a Demand Registration and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing or delay its effectiveness for a reasonable period not to exceed 120 days provided that such right shall not be exercised more than once with respect to a request for registration hereunder during any period of twelve consecutive months. The Company will pay all Registration Expenses in connection with such withdrawn request for registration.

             Notwithstanding the foregoing, the Company shall not be required to effect (i) more than one Long-Form Registration, (ii) any registration where the anticipated aggregate gross proceeds from the sale of the Registrable Securities to be included in such registration is less than $1,250,000, (iii) any Short-Form Registration unless the Company is eligible to effect a Short-Form Registration of the Registrable Securities proposed to be sold thereby, or (iv) any registration requested within less than six months after the filing of another registration pursuant to this Section 2 in which all of the Registrable Securities requested to be included in such registration by participating Holders were so included.

(b) Underwriting. In connection with any registration under this Section 2.2, if so requested by the Requestor, the Company and the participating Holders shall enter into an underwriting agreement with one or more underwriters selected by the Requestor having terms and conditions customary for such agreements; provided, however, that none of the Holders shall be required to make any representations or warranties or provide indemnification except as relates to such Holder's Registrable Securities, including such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder, except in the case of willful fraud. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and there shall be excluded from such registration and underwriting, to the extent necessary to satisfy such limitation, shares held by the Demand Holders. As among the Demand Holders as a group, the number of Registrable Securities that may be included in the registration and underwriting shall be allocated in proportion, as nearly as practicable, to the respective amounts of Registrable Securities required to be included (determined without regard to any requirement of a request to be included in such registration) in such registration held by all Demand Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Demand Holder to the nearest 100 shares. No securities to be sold by the Company or any Person that is not a Holder may be included in any registration effected pursuant to this
Section 2.2 unless such inclusion is approved by the Holders of a majority of the Registrable Securities to be included in such registration.

(c) Shelf Registration. If the Company effects a Short-Form Registration pursuant to this Section 2.2, unless otherwise directed by the Requestor, such Short-Form Registration shall be effected as a "shelf" registration pursuant to Rule 415 under the Securities Act (or any successor rule). Any such shelf registration shall cover the disposition of all Registrable Securities included in such registration in one or more underwritten offerings, block transactions, broker transactions, at-market transactions and in such other manner or manners as may be specified by the Requestor. The Company shall use its best efforts to keep such "shelf" registration continuously effective as long as the delivery of a prospectus is required under the Securities Act in connection with the disposition of the Registrable Securities registered thereby and in furtherance of such obligation, shall supplement or amend such registration statement if, as and when required by the rules, regulations and instructions applicable to the form used by the Company for such registration or by the Securities Act or by any other rules and regulations thereunder applicable to shelf registrations. On one occasion during each twelve consecutive months such shelf registration statement remains effective, upon their receipt of a certificate signed by the Chief Executive Officer of the Company in accordance with Section 2.2 hereof, the Holders will refrain from making any sales of Registrable Securities under the shelf registration statement for a reasonable period not to exceed 120 days; provided that this right to cause the Holders to refrain from making sales shall not be exercised by the Company during the one year period following any exercise of the Company's right to defer the filing or delay its effectiveness of a registration statement under Section 2.2(a).

2.3. Company Registration.

(a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its Common Stock, whether or not for its own account, other than a registration relating to employee benefit plans or a registration effected on Form S-4, the Company shall:

(i) provide to each Holder written notice thereof at least 15 Business Days prior to the filing of the registration statement by the Company in connection with such registration; and

                           (ii) include in such registration, and in any
underwriting involved therein, all
those Registrable Securities specified in a written request by each Holder received by the Company within 10 Business Days after the Company mails the written notice referred to above, subject to the provisions of Section 2.3(b) below.

(b) Underwriting. The right of any Holder to registration pursuant to this
Section 2.3 shall be conditioned upon the participation by such Holder in the underwriting arrangements specified by the Company in connection with such registration and the inclusion of the Registrable Securities of such Holder in such underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and take all other actions, and deliver such opinions and certifications, as may be reasonably requested by such managing underwriter; provided, however, that none of the Holders shall be required to make any representations or warranties or provide indemnification except as relates to such Holder's Registrable Securities, including such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder, except in the case of willful fraud. Notwithstanding any other provision of this Section 2.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and there shall be excluded from such registration and underwriting, to the extent necessary to satisfy such limitation, first shares held by the Demand Holders and, thereafter, to the extent necessary, shares which the Company wishes to register for its own account. As among the Demand Holders as a group, the number of Registrable Securities that may be included in the registration and underwriting shall be allocated in proportion, as nearly as practicable, to the respective amounts of Registrable Securities required to be included (determined without regard to any requirement of a request to be included in such registration) in such registration held by all Demand Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Demand Holder to the nearest 100 shares.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

2.4. Expense of Registration. All Registration Expenses incurred in connection with the registration and other obligations of the Company pursuant to Sections 2.2, 2.3 and 2.5 shall be borne by the Company. Notwithstanding the foregoing, in the event that Demand Holders cause the Company to begin a registration pursuant to Section 2.2, and the request for such registration is subsequently withdrawn by the Demand Holders or such registration is not completed due to failure to meet the net proceeds requirement set forth in such section or is otherwise not successfully completed due to no fault of the Company, all Demand Holders shall be deemed to have forfeited their right to one registration under
Section 2.2 unless the Demand Holders pay for, or reimburse the Company for, all of the Registration Expenses incurred in connection with such withdrawn or incomplete registration, provided further, however, that if at the time of such withdrawal, the Demand Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Demand Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Demand Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.2. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other expenses of the registration that are not Registration Expenses, shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.

2.5. Registration Procedures. If and whenever the Company is required by the provisions of this Section 2 to effect the registration of Registrable Securities, the Company shall:

(a) promptly prepare and file with the Commission a registration statement with respect to such Registrable Securities on any form that may be utilized by the Company and that shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and use its reasonable diligent efforts to cause such registration statement to become effective as promptly as practicable and remain effective thereafter as provided herein, provided that prior to filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish to each of the Stockholders whose Registrable Securities are covered by such registration statement, their counsel and the underwriters copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents;

(b) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments (including post-effective amendments) and supplements as may be necessary to reflect the intended method of disposition by the prospective seller or sellers of such Registrable Securities, provided that, except in the case of a shelf registration, such registration statement need not be kept effective and current for longer than 120 days subsequent to the effective date of such registration statement;

(c) provide customary indemnity and contribution arrangements to any qualified independent underwriter or qualified independent pricer (a "Qualified Independent Underwriter/Pricer") as defined in Schedule E of the Bylaws of the NASD, if requested by such Qualified Independent Underwriter/Pricer, on such reasonable terms as such Qualified Independent Underwriter/Pricer customarily requires;

(d) subject to receiving reasonable assurances of confidentiality, for a reasonable period after the filing of such registration statement, and throughout each period during which the Company is required to keep a registration effective, make available for inspection by the selling Holders of Registrable Securities being offered, and any underwriters, and their respective counsel, such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary, in the judgment of such counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

(e) promptly notify the selling Holders of Registrable Securities and any underwriters and confirm such advice in writing, (i) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the Commission, by the NASD, and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by any such entity for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (vi) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

(f) furnish to each selling Holder of Registrable Securities being offered, and any underwriters, prospectuses or amendments or supplements thereto, in such quantities as they may reasonably request and as soon as practicable, that update previous prospectuses or amendments or supplements thereto;

(g) permit selling Holders of Registrable Securities to rely on any representations and warranties made to any underwriter of the Company or any opinion of counsel or "cold comfort" letter delivered to any such underwriter, and indemnify each such holder to the same extent that it indemnifies any such underwriter;

(h) use reasonable diligent efforts to (i) register or qualify the Registrable Securities to be included in a registration statement hereunder under such other securities laws or blue sky laws of such jurisdictions within the United States of America as any selling Holder of such Registrable Securities or any underwriter of the securities being sold shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such holder or underwriter to consummate the disposition in such jurisdictions of such Registrable Securities owned by such holder; provided, however, that the Company shall not be required for any such purpose to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 2.5(h), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(i) cause all such Registrable Securities to be listed or accepted for quotation on each securities exchange or automated quotation system on which the Company's Common Stock then trades;

(j) file with the applicable securities regulatory authorities in each province of Canada a copy of the prospectus to be included as part of the registration statement; and

(k) otherwise use reasonable diligent efforts to comply with all applicable provisions of the Securities Act, and rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

2.6. Indemnification. In the event any of the Registrable Securities are included in a registration statement under this Section 2:

(a) the Company will indemnify each Holder who participates in such registration, each of its officers and directors and partners and such Holder's separate legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors and partners and such Holder's separate legal counsel and independent accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specially for use therein.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

(c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought provided that failure to give such prompt notice shall not relieve the Indemnifying Party of its obligations hereunder unless it is materially prejudiced thereby, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnifying Party shall not assume the defense for any matters as to which there is a conflict of interest between the Indemnifying Party and any Indemnified Party or as to which any Indemnified Party may have one or more available defenses that are separate or different from the defenses available to the Indemnifying Party. As to any matter where the Indemnifying Party is not permitted to, or does not, assume the defense, the Indemnified Parties may assume the defense and the Indemnifying Party shall pay, on an as-incurred basis, the reasonable legal fees and expenses of one principal law firm (plus appropriate local counsel) for each group of Indemnified Parties that may be represented in such matter without conflict by the same counsel. As to all other matters, each Indemnified Party shall have the right to employ counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be that of such Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party may consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expenses in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering provide broader protection to any Indemnified Party than the provisions of this Agreement, the provisions of such underwriting agreement shall control.

2.7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company shall use reasonably diligent efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, beginning 90 days after the Company registers a class of securities under Section 12 of the Exchange Act or completes a registered offering under the Securities Act; or

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) Furnish to any Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the Company completes a registered offering under the Securities
Act), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell Registrable Securities without registration.

2.8. Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 after the earlier of (a) five years following the Commencement Date and (b) the date all Registrable Securities held by such Holder may be sold in a single three-month period under Rule 144 under the Securities Act.

2.9. Information To Be Provided by the Holders. Each Holder whose Registrable Securities are included in any registration pursuant to this Agreement shall furnish the Company such information regarding such Holder and the distribution proposed by such Holder as may be reasonably requested in writing by the Company and as shall be required in connection with such registration or the registration or qualification of such securities under any applicable state securities law. The Company shall have no obligation regarding registration if, as a result of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 2.2 above.

2.10. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Stockholders holding at least two-thirds of the Common Share Equivalents held by all of the Stockholders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of Registrable Securities of the Holders which is included or would materially affect the marketability of the offering as determined by the managing underwriter or (b) to have registration rights superior to or otherwise more favorable than, or which limit in any material respect, the registration rights of the Holders set forth in this Agreement.

2.11. "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration (up to, but not exceeding, one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of the initial registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees, Affiliates (as defined in Rule 405 pursuant to the Act), partners, former partners or shareholders of a Holder who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

(a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

(b) all officers and directors of the Company, all five-percent security holders, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 2.11.

         Notwithstanding the foregoing, the obligations described in this
Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

3. PURCHASE RIGHTS REGARDING FUTURE SALES OF CAPITAL SECURITIES BY THE COMPANY.

3.1. Definitions. For purposes of this Section 3:

                  "Capital Securities" means any shares of, or any securities convertible into or exercisable or exchangeable for any shares of, any class of capital stock of the Company.

                  "Proportionate Share" means, as to each Stockholder, the percentage obtained by dividing the Common Share Equivalents (not taking into consideration any options or warrants that are exercisable for shares of Common Stock or Common Share Equivalents) ("Issued Equivalents") held by such Stockholder by the total Issued Equivalents held by all Stockholders entitled to exercise a purchase right under this Section 3.

3.2. Grant of Purchase Right.

                  Subject to the terms and conditions specified in this Section 3, the Company hereby grants to each Stockholder a purchase right with respect to future sales by the Company of its Capital Securities. Each Stockholder shall be entitled to apportion the purchase right hereby granted it among itself and its members, partners and Affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any Capital Securities, the Company shall first offer to the Stockholders such Capital Securities in accordance with the following provisions:

(a) The Company shall deliver a notice by certified mail (an "Initial Company Sales Notice") to the Stockholders stating (i) its bona fide intention to offer such Capital Securities, (ii) the price and terms, if any, upon which it proposes to offer such Capital Securities, and (iii) such Stockholder's Proportionate Share of the Capital Securities (which shall be rounded to the nearest whole Capital Security).

(b) Within 15 Business Days after receipt of an Initial Company Sales Notice, each Stockholder that desires to purchase its Proportionate Share of the Capital Securities as specified in such Initial Company Sales Notice at the price and on the terms specified in such Initial Company Sales Notice shall provide to the Company a written notice (the "Purchase Notice") setting forth such Stockholder's agreement to purchase its Proportionate Share of the Capital Securities. The Company shall promptly give written notice to each Stockholder that elects to purchase its Proportionate Share of the Capital Securities (a "Fully-Exercising Stockholder") of the amount of Capital Securities, if any, that other Stockholders do not elect to purchase in response to the Initial Company Sales Notice (the "Second Company Sales Notice"). Within five Business Days after receipt of a Second Company Sales Notice, each Fully-Exercising Stockholder that desires to purchase additional Capital Securities shall deliver to the Company a written notice (an "Overallotment Notice") setting forth the maximum number of additional Capital Securities it is willing to purchase at the price and on the terms specified in the Initial Company Sales Notice. If the total number of Capital Securities specified in all Overallotment Notices received by the Company within such time period is less than or equal to the number of Capital Securities specified in the Second Company Sales Notice, then such Capital Securities shall be allocated to the Fully-Exercising Stockholders as specified in their Overallotment Notices. If the total number of Capital Securities specified in all Overallotment Notices received by the Company within such time period is more than the number of Capital Securities specified in the Second Company Sales Notice, then such Capital Securities shall be allocated among the Fully-Exercising Stockholders that delivered Overallotment Notices on a pro rata basis based on the maximum number of Capital Securities specified by each Fully-Exercising Stockholder in such Overallotment Notices. The Capital Securities allocated to each Stockholder under this subsection (b) shall be purchased by such Stockholder at the price and on the terms specified in the Initial Company Sales Notice at a closing to be held within 60 Business Days after the delivery of the Initial Company Sales Notice. Such date shall be specified by the Company in a written notice delivered to each Stockholder participating in such sale at least ten Business Days prior thereto.

                  (c) If all of the Capital Securities that are offered in accordance with this Section 3 are not elected to be obtained as provided in
Section 3(b) hereof, the Company may, during the 90-day period following the expiration of the period during which a Fully-Exercising Stockholder may provide an Overallotment Notice, offer the remaining unsubscribed portion of the Capital Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Initial Company Sales Notice with respect thereto. If the Company does not enter into an agreement for the sale of such Capital Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Capital Securities shall not be offered unless first reoffered to the Stockholders in accordance herewith.

3.3. Exceptions. The purchase right granted in this Section 3 shall not be applicable (a) to the issuance or sale of Common Stock (or options, warrants or rights to subscribe therefor) under a stock purchase or stock option plan or other arrangement or arrangements that are approved by the Company's Board, up to a maximum of 462,000 shares of Common Stock, (b) pursuant to any rights, agreements, options or warrants outstanding as of the date hereof and stock issued pursuant to any such rights, agreements, options or warrants granted or issued after the date hereof in compliance with this Agreement; (c) in connection with any stock split, dividend or recapitalization by the Company;
(d) for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination approved by the Board; (e) pursuant to any equipment leasing, real property leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board, the principal purpose of which is not to raise equity capital; or (f) by the Company in connection with joint ventures, manufacturing, marketing or distribution arrangements or technology transfer or development arrangements; provided that such strategic transactions and the issuance of stock in connection therewith have been approved by the Board and the principal purpose thereof is not to raise equity capital.

4. PROTECTIVE PROVISIONS.

4.1. Stockholders. The Stockholders have the protective provisions set forth in the Terms of the Class A Preferred Shares (the "Stockholder Protective Provisions"), which provisions shall not be altered, amended or waived without the prior written consent of holders holding at least two-thirds of the Class A Preferred Shares. In addition, during the Option Exercise Period, except for (a) up to 462,000 shares of Common Stock issued upon the exercise of options by employees, consultants or others eligible under the Company's stock option plans, or (b) upon the conversion of any shares of preferred stock convertible into Common Stock, the Company shall not issue any shares of Common Stock without the prior written consent of holders as of the date hereof holding at least 95% of the outstanding shares of Common Stock outstanding as of the date hereof.

4.2. Board. The following actions require the approval of the Board:

(a) adoption of a budget and business plan of the Company for the next fiscal year ("Budget and Business Plan"), which shall be prepared on a monthly basis, including balance sheets and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(b) the employment of any officer or employee of the Company whose annual compensation exceeds US$100,000, and who is not part of any Budget and Business Plan;

(c) the commencement or institution of any material litigation or similar proceedings by the Company or any subsidiary thereof;

(d) the settlement or compromise of any claims by the Company or any subsidiary thereof in excess of US$50,000;

(e) any material expenditure that singly or in the aggregate would cause the Company's operating expenses to exceed the Budget and Business Plan by more than $100,000 in any calendar year; and

(f) any other action outside the ordinary course of the Company's business unless the Budget and Business Plan contemplate such action.

4.3. Inspection. During any period in which Perseus or El Dorado is entitled to designate a member to the Board, the Company shall permit such Stockholder, at its expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times and upon reasonable notice as may be requested by Perseus or El Dorado, as the case may be.

4.4. Information Rights. Within 30 days of the end of each fiscal quarter, the Company shall mail to each holder of Class A Preferred shares unaudited consolidated financial statements of the Company, prepared substantially in accordance with generally accepted accounting principles. The Company also agrees to provide the Stockholders with reasonable access, during normal business hours, to the Company's senior management. To the extent that the Company creates any regular business updates, it shall provide the same to the Stockholders.

5. RIGHT OF FIRST REFUSAL.

5.1. Notice. In the event any Stockholder (a "Selling Stockholder") desires to sell, transfer or otherwise dispose of any or all of the Capital Securities of the Company owned of record or beneficially by such Stockholder or any securities ultimately convertible into or exercisable for any such shares of Capital Securities (collectively, the "Target Shares"), such Selling Stockholder shall promptly deliver to the Company and the other Stockholders, a written notice of such intended disposition (a "Disposition Notice") setting forth the proposed terms and conditions thereof, including the number and type of securities to be disposed of, any conditions to such disposition, the proposed timing of such disposition, and the minimum consideration such selling Stockholder will accept in payment for such securities. Except as otherwise provided herein, a Stockholder may not sell, transfer or otherwise dispose of any shares of capital stock of the Company or any securities ultimately convertible into or exercisable for such shares of capital stock unless it delivers to the Company and the other Stockholders a Disposition Notice and complies with the provisions of this Section 5.1 or unless the proposed sale, transfer or disposition is exempt under Section 5.6 hereof from the right of first refusal granted herein. In the event that the sale or transfer is being made pursuant to the provisions of Section 5.6, the Disposition Notice shall state under which subsection the transfer is being made.

5.2. The Company's Right. The Company shall, for a period of 30 days following receipt of a Disposition Notice, have the right to purchase the Target Shares specified therein upon the terms and conditions specified in the Disposition Notice, subject to the conditions contained in this Section 5.2. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to the Selling Stockholder and the other Stockholders prior to the expiration of such 30-day exercise period. If such right is exercised with respect to all of the Target Shares specified in the Disposition Notice, then the Company shall complete the repurchase of such Target Shares, by no later than 20 Business Days after the delivery of the Exercise Notice. At such time, the Selling Stockholder shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. Alternatively, if such right is exercised with respect to only a portion of the Target Shares specified in the Disposition Notice, then such right to repurchase shall be contingent upon the election of one or more of the Stockholders to repurchase the remaining Target Shares. The Company shall notify the Stockholders of its intent to repurchase only a portion of the Target Shares within the 30-day exercise period above defined. In such event, the Company's repurchase of such Target Shares shall be consummated, if at all, at the time of the Stockholders' exercise of its repurchase rights in accordance with Section
5.3 hereof. In the event one or more of the Stockholders do not elect to repurchase the remaining Target Shares, the Company shall be deemed to have waived its right under this Section 5.2.

5.3. The Stockholders' Right. Subject to the rights of the Company under Section
5.2 hereof, the Stockholders other than the Selling Stockholders, for a period of the shorter of (i) 30 days from receipt of the Disposition Notice and (ii) 15 days from receipt of written notice of the Company's election either to waive its purchase right or to repurchase only a portion of the Target Shares, shall have the right to purchase all, or the remaining balance after the Company's repurchase, of the Target Shares, upon the terms and conditions specified in the Disposition Notice. The other Stockholders shall exercise such right in the same manner and subject to the same rights and conditions as the Company, as more specifically set forth in paragraph 5.2 above. To the extent that the Target Shares need to be allocated among the other Stockholders, they shall be allocated pro rata based on the holdings of Common Stock Equivalents of each Stockholder that desires to exercise its purchase right.

5.4. Non-Exercise of Purchase Right. In the event an Exercise Notice with respect to any portion of the Target Shares is not given to the Selling Stockholder by the Company or any of the other Stockholders within the period specified herein following the date of the Company's and the other Stockholders' receipt of the Disposition Notice, then subject to compliance with the provisions of Section 5.5 hereof, the Selling Stockholder shall have a period of 120 days thereafter in which to sell the Target Shares upon terms and conditions (including the purchase price) no more favorable to the acquirer than those specified in the Disposition Notice. It shall be a condition to any such disposition that the acquiror agree to be bound by and comply with all of the provisions of this Agreement applicable to such Selling Stockholder with respect to such Target Shares. In the event the Selling Stockholder does not consummate the sale or disposition of the Target Shares within such 120 day period, the Company's and the other Stockholders' purchase rights shall continue to be applicable to any subsequent disposition of the Target Shares by the Selling Stockholder until such right terminates in accordance with Section 9.1 hereof.

5.5. No Partial Exercise of Right. In the event that the Company and/or the other Stockholders do not exercise the purchase rights of pursuant to this
Section 5 with respect to all Target Shares described in a particular Disposition Notice, then such right shall not apply to any Target Shares described in such Disposition Notice.

5.6. Exempt Transfers. Notwithstanding the foregoing, the purchase rights of the Company and the Stockholders set forth in this Section 5 shall not apply to any transfer by a Selling Stockholder (a) to the ancestors, descendants, siblings or spouse of the Selling Stockholder or to trusts for the benefit of such persons or the Selling Stockholder, (b) to such Selling Stockholder's Affiliates, (c) in the case of a Selling Stockholder that is a private investment company, to the partners, members, stockholders or other investors of such Selling Stockholder as a distribution or similar transfer from such Selling Stockholder, and (d) in the case of CSGTF, to any investment vehicle managed by an entity under common control with the Manager of CSGTF; provided that in each of the foregoing cases, the transferee shall furnish the Stockholders and the Company with a written agreement to be bound by and comply with all provisions of this Agreement. Furthermore, the purchase rights of the Company and the Stockholders set forth in this Section 5 shall not apply to any transfer in the case of WOF: (i) to any member of the GrowthWorks Group; (ii) to any Person, where the transfer is in connection with a reorganization of GrowthWorks; (iii) if it is required by law to do so; (iv) if it resolves to transfer all or substantially all of its assets or if the transfer is part of a portfolio sale of its assets; or (v) to any Persons who are bona fide investors in a member of the GrowthWorks Group who are entitled to participate in a distribution of the assets of the member of the GrowthWorks Group upon winding-up, liquidation or dissolution where the capital stock is distributed to them on such occurrence; provided that if such investors are required to become parties to this Agreement, such investors (if more than one) shall designate one person to represent all such investors pursuant to an agency agreement reasonably satisfactory to the Company, and such representative will become party to and be bound by this Agreement for and on behalf of such investors.

6. CO-SALE RIGHTS.

6.1. Notice. In the event any Stockholder or Stockholders (individually and collectively, the "Proposed Sellers") desire to accept a bona fide offer from a financially capable acquiror for the sale, transfer or other disposition of at least a majority of the then-outstanding shares of capital stock of the Company owned of record or beneficially by them or any securities ultimately convertible into or exercisable for any such shares of capital stock (collectively, the "Sale Shares"), the Proposed Sellers shall promptly deliver to the Company and the Stockholders, a written notice of such intended disposition (a "Sale Notice") setting forth the terms and conditions thereof, including the number and type of securities to be disposed of, any conditions to such disposition, the proposed timing of such disposition, the consideration to be paid for such securities and the identity of the proposed acquirer. Except as otherwise provided herein, the Proposed Sellers may not sell, transfer or otherwise dispose of any shares of capital stock of the Company or any securities ultimately convertible into or exercisable for such shares of capital stock unless they deliver to the Company and the Stockholders a Sale Notice and comply with the provisions of this Section 6 or unless the proposed sale, transfer or disposition is exempt under Section 6.6 hereof from the co-sale rights granted herein.

6.2. Grant of Co-Sale Rights. Each Stockholder shall have the right, exercisable upon written notice to the Proposed Seller within 20 days after receipt of the Proposed Sellers' Sale Notice, to participate in such sale of the Sale Shares on the same terms and conditions as those set forth in the Sale Notice. To the extent any Stockholder exercises such right of participation (a "Participating Stockholder"), the number of shares of Sale Shares that the Proposed Sellers may sell in the transaction shall be correspondingly reduced. The right of participation of each Stockholder shall be subject to the terms and conditions set forth in this Section 6.2.

(a) Each Participating Stockholder and the Proposed Sellers shall be deemed to own the number of shares of Common Stock that it actually owns plus the number of shares of Common Stock that are issuable upon conversion of any convertible securities of the Company or upon the exercise of any warrants, options or similar rights then owned by it at an exercise price less than the purchase price specified in the Sale Notice.

(b) Each Participating Stockholder may sell all or any part of a number of Sale Shares equal to the product obtained by multiplying (i) the aggregate number of Sale Shares by (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company deemed to be owned by such Participating Stockholder and the denominator of which is the total number of outstanding shares of Common Stock of the Company deemed to be owned by all of the Stockholders.

(c) Each Participating Stockholder may effect its participation in the sale by delivering to the Proposed Seller for transfer to the acquirer one or more certificates, properly endorsed for transfer, which represent:

(i) the number of shares that it elects to sell pursuant to this Section 6.2;

(ii) that number of shares of convertible securities of the Company that is at such time convertible into the number of shares of Common Stock that it has elected to sell pursuant to this Section 6.2; provided, however, that if the acquirer objects to the delivery of convertible securities of the Company in lieu of Common Stock, the Participating Stockholder may, to the extent permitted by the terms of such security, convert and deliver Common Stock as provided in subparagraph (i) above; or

(iii) a combination of the foregoing that in the aggregate represents the number of shares of Common Stock to be sold by the Participating Stockholder.

6.3. Payment of Proceeds. The stock certificates that the Participating Stockholders deliver to the Proposed Sellers pursuant to Section 6.2 shall be transferred by the Proposed Sellers to the acquirer or acquirers, as applicable, in consummation of the sale of the Sale Shares pursuant to the terms and conditions specified in the Sale Notice, and the Proposed Sellers shall promptly thereafter remit to the Participating Stockholders that portion of the sale proceeds to which such Participating Stockholder is entitled by reason of its participation in such sale.

6.4. Non-Exercise. The exercise or non-exercise of the rights of the Participating Stockholders hereunder to participate in one or more sales of Sale Shares made by the Proposed Sellers shall not adversely affect its right to participate in subsequent sales by the Proposed Sellers. In the event none of the Stockholders elect to exercise their co-sale rights hereunder with respect to a disposition, the Proposed Sellers may consummate such disposition in accordance with the terms specified in the Sale Notice but only within 90 days after the expiration of the Stockholders' co-sale rights.

6.5. Prohibited Transfers. In the event the Proposed Sellers should sell any Sale Shares of the Company in contravention of the co-sale rights of any Stockholder under this Agreement (a "Prohibited Transfer"), such Stockholder shall have the put option provided in this Section 6.5. In the event of a Prohibited Transfer, such Stockholder shall have the option to sell to the Proposed Sellers a number of shares of Common Stock of the Company (either directly or through delivery of convertible securities) equal to the number of shares that such Stockholder would have been entitled to sell had such Prohibited Transfer been effected in accordance with Section 6.2 hereof, on the following terms and conditions:

(a) The price per share at which the shares are to be sold to the Proposed Sellers shall be equal to the price per share paid to the Proposed Sellers by the third-party acquiror or acquirer of the Proposed Sellers' Sale Shares in the disposition referenced in the Sale Notice.

(b) The Stockholder shall deliver to the Proposed Sellers, within 30 days after it has received notice from the Proposed Sellers or otherwise become aware of the Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(c) The Proposed Sellers shall, upon receipt of the certificates for the repurchased shares, pay the aggregate purchase price therefor, by certified check or bank draft made payable to the order of such Stockholder, and shall reimburse the Stockholder for any additional expenses reasonably incurred, including reasonable legal fees and expenses, incurred in effecting such purchase and resale.

6.6. Exempt Transfers. The provisions of this Section 6 (other than Section 6.7) shall not apply to a sale, transfer or other disposition (a) of any stock to the Company, (b) of any stock to a Stockholder pursuant to the exercise of a purchase right under Section 5.1 hereof, or (c) of any stock by the Proposed Sellers to their Affiliates.

6.7. Transferee's Agreement to be Bound. The Proposed Sellers shall not sell, transfer or otherwise dispose of any shares of capital stock of the Company owned of record or beneficially by the Proposed Sellers or any securities ultimately convertible into or exercisable for any such shares of capital stock (whether or not exempt from the other provisions of this Section 6) unless the person or entity acquiring such securities agrees to be bound by all of the provisions of this Agreement (including without limitation this Section 6) applicable to the Proposed Sellers and evidences such agreement by executing a written agreement in substantially the form set forth as Exhibit B hereto.

7. OPTION.

7.1. Generally. The Company and the Stockholders (other than Perseus) hereby grant to Perseus an option ("Option") to acquire all of the Common Stock Equivalents (not already owned by Perseus) of, through either a stock purchase or merger, or substantially all of the assets of, the Company. The Option may be exercised by Perseus, or if assigned pursuant to Section 7.2 below, by such assignee, within one calendar year of the date of this Agreement (the "Option Exercise Period). To exercise the Option, Perseus or its assignee shall deliver written notice ("Option Exercise Notice") to the Company postmarked with a date that is within the Option Exercise Period. Upon receipt of the Option Exercise Notice, the Company shall notify all of the Stockholders, including Perseus, that the Option has been exercised.

7.2. Assignability. Perseus shall have the right, at any time during the Option Exercise Period, to assign the Option and any rights related thereto to Beacon Power Corp. or any Affiliate thereof ("Beacon"). If Perseus assigns the Option to Beacon, Beacon will have all of the rights of Perseus as set forth in this
Section 7.

7.3. Consideration. If Perseus or Beacon exercises the Option pursuant to the terms of this Section 7 (the "Exercising Party"), the Exercising Party shall use its commercially reasonable efforts to consummate the purchase of all of the capital stock or all or substantially all of the assets of the Company (the "Option Transaction") within 120 days of the date of the Option Exercise Notice, provided that such period may be extended as necessary, in order to obtain any necessary approvals or consents required by any federal or state securities law, rule or regulation, or the rules or regulations of any securities exchange or trading system on which the securities of the Exercising Party are listed or granted. At the closing of the Option Transaction, the Exercising Party shall pay to the Company or the Stockholders or other holders of capital stock selling Common Share Equivalents or entitled to receive the proceeds as part of such transaction, as appropriate depending on the form of the Option Transaction, shares of Beacon Power Corp. common stock, valued at their twenty-day volume weighted average price as of the date of the Option Exercise Notice. The value of all of the assets of the Company, or all of the Common Share Equivalents, for purposes of the Option, shall be US$17.1 million (the "Option Price"), which price assumes the following as at the Closing of the Option Transaction:

(a) neither the Company nor any of its subsidiaries has any outstanding indebtedness, other than working capital obligations consistent with past practice and performance; and

(b) 1,615,385 shares of Class A Preferred have been issued by the Company (as adjusted for stock splits, stock dividends, recapitalizations and other similar transactions).

         To the extent that the Company or its subsidiaries has incurred indebtedness other than working capital obligations described in section (a) above, or has issued an amount of shares of Class A Preferred other than 1,615,385, then the Option Price shall be increased or reduced accordingly, on a dollar for dollar basis, for each dollar of purchase price for shares of Class A Preferred so issued or not issued. For purposes of reference, if the Company has issued an amount of shares of Class A Preferred that have a stated value that exceeds the amount referenced in (b) above by $1 million, then the Option Price shall also be increased by $1 million.

7.4. Cooperation by Stockholders. Each of the Stockholders severally agrees to take all actions necessary to consummate the sale of the Company upon exercise of the Option, including, but not limited to, the sale by such Stockholders of their Common Share Equivalents to the Exercising Party at a price that reflects the Option Price above. Additionally, (a) if the sale is structured as a merger or consolidation, each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation; (b) if the sale is structured as a sale of stock, each Stockholder shall agree to sell all of its Common Share Equivalents or rights to acquire the same on the terms and subject to the conditions as set forth in this Section 7; and (c) if the sale is structured as a sale of assets, each Stockholder shall approve any subsequent liquidation of the Company in connection therewith.

7.5. Distribution in the Case of an Asset Purchase. If the transaction contemplated pursuant to the Option is consummated in the form of an asset purchase, the Company agrees that promptly following such consummation, the proceeds thereof shall be distributed to the holders of its capital stock.

8. LEGEND REQUIREMENTS.

8.1. Legend. Each certificate representing the shares of capital stock (or securities convertible into or exercisable for shares of capital stock) of the Company owned by the Stockholders shall be endorsed with the following legend:


         "THE SALE OR TRANSFER, THE VOTING AND CERTAIN OTHER RIGHTS RELATING TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

8.2. Removal. The legend set forth in Section 8.1 hereof shall be removed upon termination of this Agreement in accordance with the provisions of Section 9.1.

9. MISCELLANEOUS PROVISIONS.

9.1. Termination. Except for the rights granted in Section 2 hereof, the rights and obligations of the Company and the Stockholders under this Agreement shall terminate upon the closing of a Qualified Initial Public Offering. The rights granted in Section 2 hereof shall terminate as provided in Section 2.8 hereof.

9.2. Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the address or facsimile number (as the case may be) listed below the signature of each Party on such Party's signature page hereto if any Party shall have designated a different address or facsimile number by notice to the other Parties given as provided above, then to the last address or facsimile number so designated.

9.3. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.

9.4. Waiver or Modification. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by the Company and by Stockholders that hold two-thirds of the total Common Share Equivalents held by all of the Stockholders.

9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

9.6. Attorneys' Fees. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

9.7. Further Assurances. Each Party agrees to act in accordance herewith and not to take any action that is designed to avoid the intention hereof.

9.8. Sucessors and Assigns. This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

9.9. Aggregation of Stock. For purposes of determining the availability of any rights under this Agreement, the number of shares of Common Stock or other securities of the Company deemed to be owned by a Stockholder or other Person shall include all such shares or other securities owned by such Stockholder or other Person, such Stockholder's (or other Person's) Affiliates, members or shareholders (or any of the partners of any of the foregoing), employees, and any other person or entity that acquires such shares or other securities from any of the foregoing by gift, will or intestate succession.


         9.10 NO RIGHT TO JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT ANY RIGHT TO A TRIAL BY JURY.

                            [Company Signature page]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.



                                       NXTPHASE T&D CORP.

                                       Signature:

                                       By:/s/ Andrea Johnston
                                          ----------------------
                                       Name: Andrea Johnston
                                       Title:  Chief Executive Officer
                                       Address for Notice:
                                         3040 East Broadway Street
                                         Vancouver BC V5M 1Z4
                                       Facsimile No.:  604-215-9833
                                       Attn:  Chief Executive Officer

                                       With a copy to:
                                       Farris Vaughan
                                       2600 - 700 West Georgia Street
                                       Vancouver BC V7Y 1B3
                                       Facsimile No.:
                                       Attn:  Candy Saga, Esq.

                          [Stockholder Signature page]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.



                                       PERSEUS 2000, L.L.C.

                                       Signature:

                                       By: /s/ John C. Fox
                                       Name:  John C. Fox
                                       Title:  Managing Director

                                       Address for Notice:

                                       Perseus 2000, L.L.C.
                                       2099 Pennsylvania Ave., N.W.
                                       Suite 900
                                       Washington, D.C.  20006-1813
                                       Attention:  John Fox, Managing Director
                                       Facsimile:  (202) 429-0588

                                       With a copy to:

                                       Arnold & Porter LLP
                                       1600 Tysons Blvd., Suite 900
                                       McLean, VA 22102 USA
                                       Facsimile No.:  (703) 720-7399
                                       Attn:  Robert B. Ott, Esq.

                          [Stockholder Signature page]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.


                                       EL DORADO INVESTMENT COMPANY

                                       Signature:

                                       By: /s/ John Finn
                                       Name: John Finn
                                       Title:  Venture Investment Manager

                                       Address for Notice:

                                       El Dorado Investment Company
                                       400 N. 5th Street
                                       Mail Station 9988
                                       Phoenix, AZ 85044

                                       With a copy to:

                                       Greenberg Traurig, LLP
                                       2375 E. Camelback Road, Suite 700
                                       Phoenix, Arizona 85016
                                       Fax: (602) 445-8632
                                       Attention: Scott K. Weiss, Esq.

                          [Stockholder Signature page]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.



                                       WORKING OPPORTUNITY FUND (EVCC) LTD.

                                       Signature:

                                       By: /s/ Hillar Kalmar
                                       Name: Hillar Kalmar
                                       Title:  Senior V.P., Investments

                                       Address for Notice:

                                       Working Opportunity Fund (EVCC) Ltd.
                                       2600-1055 West Georgia Street
                                       Vancouver, B.C. V6E 3R5
                                       Facsimile No.:  (614) 669-7605
                                       Attn:  Hillar Kalmar

                                       With a copy to:

                                       Irwin, White & Jennings
                                       2620-1055 West Georgia Street
                                       Vancouver, B.C.  V6E 3R5
                                       Facsimile No.: (604) 689-2806
                                       Attn:  Robert F. White

                          [Stockholder Signature page]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.



                                       GE CAPITAL EQUITY HOLDINGS B.V.

                                       Signature:

                                        By: /s/ Mary Harman
                                        Name: Mary Harman
                                        Title:  Attorney In Fact

                                        Address for Notice:

                                        GE Capital Equity Holdings, B.V.
                                        Stravinskylaan 3105 7e etage
                                        1077 ZX, Amsterdam
                                        The Netherlands
                                        Facsimile No.: 31 (20) 406-4555
                                        Attn: Frank Appel

                                        With a copy to:

                                        GE Capital Equity Holdings, B.V.
                                        120 Long Ridge Road
                                        Stamford, Connecticut 06927
                                        Facsimile No.: 203-357-3047
                                        Attn: General Counsel

                          [Stockholder Signature page]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.



                                       HYDRO-QUEBEC CAPITECH INC.

                                       Signature:

                                       By: /s/ M. De Broux
                                       Name: M. De Broux
                                       Title:  V.P. Investments

                                       Address for Notice:

                                       Hydro-Quebec Capitech Inc.
                                       1000 Sherbrooke West
                                       16th Floor, Montreal, Quebec H3A 3G4
                                       Facsimile No.:  514-289-5420
                                       Attn:  Serge Y. Piotte

                                       With a copy to:

                                       Marie-Isabelle Cote

                          [Stockholders Signature page]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.



                                       CANADIAN SCIENCE AND TECHNOLOGY GROWTH
                                       FUND INC.


                                       By: /s/ Paul Johnson
                                       Name: Paul Johnson
                                       Title:  Partner

                                       Address for Notice:

                                       148 Fullarton Suite 2006
                                       London Ontario
                                       N6A 5P3
                                       Facsimile No.:  519-858-9121
                                       Attn:  Paul Johnson

                          [Stockholders Signature page]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.



                                       OPG VENTURES INC.


                                       By: /s/ Peter S. Crombie
                                       Name: Peter S. Crombie
                                       Title:  President and CEO

                                       Address for Notice:

                                       700 University Ave.
                                       Suite H1C18
                                       Toronto, Ontario M5G 1X6
                                       Facsimile No.:  416-592-8677
                                       Attn:  Peter S. Crombie

                          [Stockholders Signature page]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the 13 day of June 2005.



                                       BEACON POWER CORPORATION


                                       By: James M. Spiezio
                                       Name: James M. Spiezio
                                       Title:  Chief Financial Officer

                                       Address for Notice:

                                       Beacon Power Corporation
                                       234 Ballardvale Street
                                       Wilmington, MA 01887
                                       Attn.: F. William Capp
                                       President and CEO
                                       Facsimile:  (978) 988-1337

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement to which this Exhibit A is attached, the following terms have the following meanings:

         "Affiliate" of any Person (the "Subject Person") means any Person that Controls, is Controlled by or is under common Control with the Subject Person, including, in the case of CSTGF, any investment vehicle managed by an entity under the common control with the Manager of CSTGF.

         "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York or the province of British Columbia are authorized to be closed.

         "Common Share Equivalents" means all shares of Common Stock that are issued and outstanding or are issuable upon the exchange, exercise or conversion of any other security of the Company. The number of Common Share Equivalents owned by a Person shall equal the sum of the number of shares of Common Stock owned by such Person plus the number of shares of Common Stock issuable upon the exchange, exercise or conversion of any other security of the Company owned by such Person.

         "Common Stock" means the common stock, par value $0.001 per share, of the Company.

         "Control" and derivatives thereof mean the power to control the management and policies of the Controlled Person whether by ownership of voting securities, contract or otherwise.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "GrowthWorks Group" means (i) WOF; (ii) Growth Works Capital Ltd. ("GrowthWorks"); (iii) any investment fund (whether corporation, limited partnership, trust or other entity) to which GrowthWorks or any Affiliate or Associate of GrowthWorks provides management or investment advisory services; or
(v) any Affiliate or Associate of the foregoing.

         "NASD" means the National Association of Securities Dealers, Inc.
          ----

         "Person" means any individual, entity or governmental body.

         "Qualified Initial Public Offering" means a bona fide, firm commitment, underwritten public offering of shares of Common Stock pursuant to (i) a preliminary prospectus. and a prospectus if under Canadian provincial securities laws and (ii) an effective registration statement under the United States Securities Act of 1933, as amended, if under United States securities laws, resulting in at least US$25 million of gross aggregate proceeds to the Company and reflecting a pre-money valuation of the Company of at least US$50 million, and results in the shares of Common Stock being listed on the Toronto Stock Exchange, quoted on the Nasdaq Stock market or listed or quoted on another senior securities exchange or market in the United States or Canada.

                                                         EXHIBIT B

                                     JOINDER

         THIS JOINDER AGREEMENT is entered into as of ____________________, by _____________________ ("Joining Stockholder"). Capitalized terms used herein without definition shall have the meaning assigned to such terms in that certain Investor Rights Agreement by and among NxtPhase T&D Corporation ("Company") and certain Stockholders of the Company, dated as of September __, 2004 ("Investor Rights Agreement").

1. As of the date hereof, Joining Stockholder has become the owner of shares of the Company's capital stock that it received in a transfer from _________________, a Stockholder.

2. By execution and delivery of this Joinder Agreement, ___________ becomes a party to, and agrees to be bound by all the terms and conditions of, the Investor Rights Agreement, and shall have the same obligations and duties thereunder as the other Stockholders who are party thereto. Attached hereto is a duly executed counterpart signature page of the Investor Rights Agreement which Joining Stockholder agrees shall be attached to and become a part of the Investor Rights Agreement.

3. Joining Stockholder acknowledges that it has read and understood the Investor Rights Agreement and the rights and obligations of a Stockholder thereunder.

4. Joining Stockholder's address for notice under the Investor Rights Agreement is:

                                           =============================
                                           -----------------------------

5. THIS JOINDER AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

This Joinder Agreement and the Investor Rights Agreement constitute the entire agreement of Joining Stockholder with respect to the subject matter hereof. Joining Stockholder and its permitted successors and assigns agree to execute any instrument that may be necessary or proper to carry out the purposes and intent of the Investor Rights Agreement and/or this Joinder Agreement, and to evidence that such successors and assigns are and shall be bound by this Joinder Agreement and the Investor Rights Agreement.

         IN WITNESS WHEREOF, this Joinder Agreement is executed as of the ___ day of _____, _________.

                                   If an entity:

                                   ------------------------------------

                               By:
                                   --------------------------------------------
                             Name:
                                   --------------------------------------------
                            Title:
                                   --------------------------------------------


                 If an individual:
                                   ------------------------------------

                     Name (Print):
                                   -----------------------------------